U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 4, 2010

LADYBUG RESOURCE GROUP, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	333-153306	26-1973389
State of Incorporation	Commission File No.	I.R.S. Employer
Identification No.

11630 Slater Ave., N.E., Ste. 1A, Kirkland, WA	98034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, (425) 306 - 5028

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

     .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.02

Termination of a Material Definitive Agreement

The Company’s acquisition of Men’s Medical Corporation, pursuant to the terms and conditions of the Share Exchange Agreement dated August 26, 2010, did not close on September 30, 2010, as anticipated.

Consequently, the Company has decided to indefinitely delay implementing the spin off of its two subsidiary companies.

LADYBUG RESOURCE GROUP, INC.

Dated: October 5, 2010

/s/ Patricia Barton

By: Patricia Barton

Title: Secretary

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